SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               September 17, 1997
                                (Date of Report)






                          GEORGIA-PACIFIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    GEORGIA
                            (State of Incorporation)

                                     1-3506
                            (Commission File Number)

                                   93-0432081
                      (IRS Employer Identification Number)

               133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303
                    (Address of Principal Executive Offices)

                                 (404) 652-4000
              (Registrant's Telephone Number, including area code)





ITEM 5.                 OTHER EVENTS.

On September 17, 1997, the Corporation issued the following press release.

     ATLANTA -- Georgia-Pacific Corp. (NYSE: GP) today announced that its board of directors has approved a plan to separate its timber business into a new operating group and to distribute a new class of common stock to its shareholders intended to unlock value by separately reflecting the performance of that business. The company's new timber group will be the third largest private timberland owner in North America with 5.8 million acres in the United States and Canada.
     If the plan is approved by shareholders, Georgia-Pacific's existing common stock will be redesignated as Georgia-Pacific group common stock and is intended to separately reflect the performance of the company's pulp, paper and building products businesses. The company will issue a dividend of one share of the newly created class of timber group common stock for each share of Georgia-Pacific group stock. Georgia-Pacific Corp. will apply to list both classes of common stock on the New York Stock Exchange. The transaction, which is anticipated to be tax free to both the company and its shareholders, will be submitted to shareholders for approval at a special meeting expected to be held in December.
     The separation of the timber group from the company's pulp, paper and building products businesses, together with the creation of two classes of common stock known as "letter stock," is designed to charge the managers of each group with the responsibility of maximizing the returns from their respective businesses, and to enable each group to either retain its cash flow for reinvestment in its business or to return cash to its shareholders. Investors in timber group stock are expected to benefit from the relatively stable cash flows of that business and the expected real growth in timber prices. Investors in Georgia-Pacific group stock will continue to benefit from the operating leverage of a cyclical commodity business that has reduced annual capital spending to a normalized level of approximately $750 million a year and adopted a more disciplined approach to investing capital.
     The $2 per share annual dividend currently paid to Georgia-Pacific shareholders is expected to remain unchanged, with the company paying an annual dividend of $1 per share on each class of common stock.
     The creation of two classes of common stock should increase shareholder value by separating the cash flows and performance of two distinct businesses, while at the same time enabling Georgia-Pacific Corp. to retain ownership of its timber assets and the advantages of doing business as a single company. These advantages include tax consolidation benefits as well as a combined company credit rating and lower borrowing costs than could be achieved if these businesses were independent.
In addition, the separation of these two fundamentally different businesses will increase management's ability to focus on maximizing returns from each business group and will provide a structure for more specific employee incentive opportunities that are tied directly to the share price performance of each business.
     This transaction does not change the company's current financial or operating strategy. The company remains committed to continued capital discipline and to returning cash to shareholders through share repurchases or dividends in periods when it generates cash in excess of opportunities for reinvestment and has met a debt target level of $5.5 billion. The restructuring will not result in the distribution, spin-off or sale of any assets or liabilities of Georgia-Pacific Corp. or in the creation of a new corporate structure. Only the equity structure of the company will change.
     "This letter stock recapitalization is a win-win solution for Georgia-Pacific's shareholders. It unlocks the value of our tremendous timber and land resources, but does not alter our fundamental operating and financial strategy," said Chairman and Chief Executive Officer A.D. "Pete" Correll.
     "Several years ago, we instituted the EVA (Economic Value Added) financial measurement method. Employing a letter stock linked to our timber assets is a logical extension of that program because it will enable the equity markets to separately value the operating returns of our timber group and our pulp, paper and building products businesses," he said. "This proposal is a means of creating value for our shareholders, while retaining ownership of our timberlands."
     Correll said that the board and management of Georgia-Pacific believe, based on consultation with its financial advisors and review of trading values of other corporations engaged in the timber and manufacturing businesses, that the separation of the more stable and predictable cash flow of the timber business from those of the more cyclical manufacturing businesses, and the creation of two classes of common stock to track those businesses, should result in greater market recognition of the value of each of these businesses.
     "Each of our two operating groups' cash flow will be retained for reinvestment in its business, or returned to its shareholders by way of dividends or stock repurchase programs. We will have two separate management teams reporting to me who are responsible for maximizing returns from their separate businesses,"
Correll concluded. In that regard, Donald L. Glass, Georgia-Pacific's current executive vice president of building products, has been appointed executive vice president of timber and authorized by the board to serve as the timber group's president and chief executive officer.


DESCRIPTION OF THE TIMBER COMPANY

     The company's timber group will do business as "The Timber Company" and will
be engaged in the growing and selling of timber and wood fiber. It owns approximately 5.4 million acres of timberlands in the United States and Canada, and manages an additional 400,000 acres under long-term leases. Approximately 70 percent of the timberlands are in the South, 20 percent in the North and 10 percent in the West.  The timber group plants in excess of 125 million seedlings each year
and aggressively manages its forests to maximize growth and productivity.  It also
is engaged in certain businesses related to ownership and management of timberlands, including managing hunting leases and mineral reserves, seedling production and real estate development.
     Timber group sales were $547 million in 1996 and $493 million in 1995. Operating profits for the timber business were $313 million in 1996 and $271 million in 1995. The business' 1996 pro forma earnings per share was $1.40, compared with $1.08 in 1995. Approximately $1 billion of the company's total debt has been allocated to The Timber Company. In 1996 the timber group sold 16.1 million tons of timber, of which approximately 15 million tons were sold directly and indirectly to Georgia-Pacific's manufacturing operations.  The timber group's
standing inventory at the beginning of the year was 214.5 million tons of timber and wood fiber.
     The Timber Company's principal business strategy is to significantly increase
growth rates on its timberlands to allow it to harvest greater volumes while at the same time increasing its inventory of standing timber.  The Timber Company plans to
achieve this objective by aggressively managing young trees to accelerate their growth, replacing harvested mature timber with high-quality seedlings expected to have significantly improved survival and growth rates, and capitalizing on improvements in conversion technology that permit mills to use smaller diameter sawtimber.
     The average annual growth rate on the timber group's established stands in the
South is approximately 3.2 tons per acre. The timber group has achieved average annual growth rates on newly established stands of more than 6 tons per acre. Growth rates for Douglas fir plantations in the West also are expected to increase similarly.
     While The Timber Company's harvest levels are expected to increase by approximately 2 million tons during the next 10 years, the group projects softwood inventories will increase by about 12 percent during the same period. This reflects the higher growth rates expected from intensive forest management, particularly in the South, and large amounts of younger timber reaching merchantable age.
     The Timber Company also intends to continue to focus on cost control, seek attractive acquisition and divestiture opportunities and ensure that its timber operations are environmentally sustainable.
     Georgia-Pacific's timberlands historically have provided approximately 25 percent of the timber and wood fiber used in its pulp, paper and building products manufacturing operations.  The Timber Company and Georgia-Pacific have negotiated
an operating policy governing future sales of timber and wood fiber by The
Timber
Company to Georgia-Pacific with an initial term of three years.  Under this policy,
from 1998 to 2000 Georgia-Pacific will be required to purchase, on a take or pay basis, 60 percent of the volume of timber harvested annually from The Timber Company's southern forests. Georgia-Pacific will have a right of first refusal to
purchase up to 90 percent of the total annual harvest from each forest in 1998, which it must exercise by Nov. 1, 1997. In 1999 and 2000, the volume subject to this right of first refusal will decrease to 80 percent, and Georgia-Pacific must exercise its right no later than October 15 of the preceding year.  The take or pay
obligation is included in the first refusal amounts.
     Prices will be determined quarterly, primarily on a stumpage basis. Such prices will be based upon an average of the actual prices during the immediately preceding quarter received by The Timber Company for sales to third parties, and prices paid by Georgia-Pacific for purchases from third parties in the same forest region of timber and wood fiber of the same species, grade and size, and the benefit to Georgia-Pacific's pulp, paper and building products operations of having access to a committed quantity of high-quality timber in close proximity to its mills and plants.
     This policy is intended to ensure that Georgia-Pacific will be able to purchase from The Timber Company specified amounts of timber at prices that reflect those negotiated between unaffiliated third parties in the open market, while ensuring that The Timber Company, beginning in 1999, will be able to sell up to 20 percent of its annual harvest in the open market. This policy will remain in effect through 2000. If neither party gives notice of its desire to renegotiate or terminate the policy by October 15 of each year, the policy will be extended automatically for another year. As a result, the policy in effect has a two-year termination clause to allow both Georgia-Pacific and The Timber Company to find other sellers and purchasers of timber and wood fiber.
     As previously mentioned, Donald L. Glass will serve as The Timber Company's president and chief executive officer. He will report to Correll, chairman and chief executive officer of Georgia-Pacific Corp. Within Georgia-Pacific Corp.'s management structure, Glass will be executive vice president - timber, representing the business of The Timber Company. Glass has 25 years of management and sales experience with the company. Throughout the 1990s, Glass led Georgia-Pacific's building products manufacturing businesses, serving as senior and executive vice president. He managed Georgia-Pacific's timberlands from 1989 to 1991 when they were combined with the company's building products business. During the 1980s, Glass held numerous positions of increasing responsibility as a vice president of several Georgia-Pacific businesses, including its international division, gypsum and roofing division, and the Midwest region of its building products distribution division. He joined the company in 1972 as a building products distribution sales representative.
DESCRIPTION OF GEORGIA-PACIFIC CORP.

     Georgia-Pacific is one of the world's leading manufacturers and distributors of pulp, paper and building products. Founded in 1927, with sales today at more than $13 billion annually, Georgia-Pacific has grown rapidly through expansion and acquisitions. The company is the largest producer of structural and other wood panels, the nation's largest distributor of building products, and the second largest producer of lumber, market pulp, communication papers and containerboard.
Georgia-Pacific also is a leading manufacturer of consumer and commercial tissue products.
     Georgia-Pacific operates 81 pulp and paper manufacturing facilities in the United States and one in Canada. These businesses, with combined production capacity of 9.3 million tons annually, generated $32 million in operating profits in the first six months of 1997, $390 million in 1996 and more than $1.6 billion in
1995. Georgia-Pacific is the leading manufacturer and distributor of building products with 153 facilities in the United States and seven in Canada. The building products businesses generated $492 million in operating profits in the 1997 first six months, $516 million in 1996 and $669 million in 1995. Georgia-Pacific's distribution business remains the nation's largest wholesale distributor of building materials.

SEC REGISTRATION FILING

     Georgia-Pacific said that it is filing a preliminary proxy statement and prospectus with the Securities and Exchange Commission today for a special meeting of shareholders that the company expects to hold in mid-December. At the meeting, shareholders will be asked to approve changes to the company's Articles of Incorporation to convert each outstanding share of Georgia-Pacific common stock to a share of Georgia-Pacific group stock, and to create the new class of common stock that will track the business of The Timber Company. Shareholders also will be asked to vote on the creation of two new long-term incentive plans, one for each group, which will allow for the granting of stock options, restricted stock awards and performance awards to employees of each group. Finally, shareholders also will be asked to approve changes to the 1995 Shareholder Value Incentive Plan to suspend granting of additional options under that plan and to convert outstanding stock options into options to purchase equal numbers of shares of Georgia-Pacific group stock and the timber group stock.
     The company expects to mail final proxy soliciting materials in November, and if the transaction is approved by shareholders to make the distribution of timber group common stock by year-end 1997.

OTHER GEORGIA-PACIFIC OFFICER REASSIGNMENTS

     Additional senior management assignments approved by Georgia-Pacific's board include John F. Rasor, executive vice president of forest resources, who has been named executive vice president - wood procurement, gypsum and industrial wood products. In this capacity, Rasor will continue to provide leadership for Georgia-
Pacific's timber and wood procurement operations. In addition, he will assume executive responsibility for the company's industrial wood products and gypsum businesses, as well as building products administrative services.
     Ronald L. Paul, vice president of structural panels and building products engineering, has been promoted to executive vice president - wood products, with additional responsibility for the company's lumber business.
     The company's chemical division now will report to Lee M. Thomas, who will become executive vice president - paper and chemicals.

     Certain statements contained in this release, including statements regarding future timber prices, growth rates, harvest levels and inventory levels, and the expected effects of the transaction on shareholder value, as well as other statements which are not historical facts, are forward-looking statements (as such term is defined under the Private Securities Litigation Reform Act of 1995) based on current expectations. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the effect of general economic conditions, market demand risks, the effect of government, legislative and environmental restrictions, the risk of losses from fires, floods and other natural disasters, and future timber growth and yield responses in accordance with management's present expectations. In addition, factors that could cause or contribute to actual results differing materially from such forward-looking statements include those risks, uncertainties and assumptions discussed in the company's Securities and Exchange Commission filings, including, but not limited to, its Registration Statement on Form S-4 filed today.


     Selected financial data and questions and answers follow.

GEORGIA-PACIFIC CORPORATION --TIMBER GROUP
SELECTED FINANCIAL DATA

(In millions, except per share data)

                   SIX MONTHS
                   ENDED JUNE 30,    YEAR ENDED DECEMBER 31,
                     1997   1996   1996  1995   1994   1993    1992


Net sales            $268   $240   $547  $493   $425   $373    $376
Net income (1)        140     44    127    97     61     43      31
Pro forma net        1.54   0.49   1.40  1.08   0.68   0.49    0.36
income per share
Dividends per        0.50   0.50   1.00  0.95   0.80   0.80    0.80
share

Total assets        1,161         1,326 1,348  1,344  1,351   1,383
Total  debt         1,000         1,316 1,365  1,373  1,372   1,370

EBITDA(2)             185     151   370   326    259    244     215
EBITDA margin(2)      69%    63%    68%   66%    61%    65%     57%


(1) Net income for the six months ended June 30, 1997 includes an after-tax gain of $71 million (pro forma 78 cents per share) from the sale of timberlands.

(2) EBITDA represents income before income taxes, a $114 million pretax gain on a sale of timberlands in 1997, interest, depreciation and cost of timber harvested, and amortization. EBITDA margin is EBITDA divided by net sales.



GEORGIA-PACIFIC CORPORATION -- GEORGIA-PACIFIC GROUP
SELECTED FINANCIAL DATA

(In millions, except per share data)


                          SIX MONTHS
                          ENDED JUNE 30,      YEAR ENDED DECEMBER 31,

                           1997  1996   1996   1995   1994  1993  1992


Net sales                $6,417 $6,320 $12,901 $14,195 $12,624 $12,157 $11,715
Income (loss) before
extraordinary item
  and accounting change     (23)    16      34     921     265     (61)  (91)
Pro forma income (loss)
before extraordinary
  item and accounting
change per share          (0.26)  0.17   0.38  10.21   2.98      (0.70) (1.05)
Dividends per share        0.50   0.50   1.00   0.95   0.80       0.80   0.80
Total assets             11,910        11,492  10,987  9,520     9,194  9,529
Total debt                4,607         4,612   4,226  4,348     4,365  4,518

EBITDA(2)                   630   753  1,381  2,788  1,714 1,300 1,259
EBITDA margin(2)            10%   12%    11%    20%    14%   11%   11%


(1) Net income for the six months ended June 30, 1997 includes an after-tax gain of $9 million (pro forma 10 cents per share) from the sale of a sawmill and a particleboard plant. Net income for the six months ended June 30, 1996 includes an after-tax expense of $45 million (pro forma 50 cents per share) related to a voluntary early retirement program. Net income in 1994 and 1993 includes after-tax gains of $39 million (pro forma 44 cents per share) and $7 million (pro forma 8 cents per share), respectively, from asset divestitures.

(2) EBITDA represents income before extraordinary item and accounting change, income taxes, other income or expense, interest, depreciation and cost of timber
harvested, and amortization.   EBITDA margin is EBITDA divided by net sales.

GEORGIA-PACIFIC CORPORATION
SELECTED FINANCIAL DATA

(In millions, except per share data)


                         SIX MONTHS
                         ENDED JUNE 30      YEAR ENDED DECEMBER 31,
                          1997   1996   1996  1995   1994   1993   1992

Net sales               $6,471 $6,377 $13,024 $14,313$12,738 $12,287 $11,847
Income (loss) before
extraordinary item
  and accounting change    117     60     161   1,018    326     (18)   (60)
Income (loss) before
extraordinary item
  and accounting change
per share                 1.28   0.66    1.78   11.29   3.66   (0.21)  (0.69)
Dividends per share       1.00   1.00    2.00    1.90   1.60    1.60    1.60

Total assets             13,071         12,818 12,335  10,864  10,545  10,912
Total debt                5,607          5,928  5,591   5,721   5,737   5,888

EBITDA(2)                   815   904    1,751  3,114   1,973   1,544   1,474
EBITDA margin(2)           13%    14%      13%   22%     15%     13%    12%


(1) Net income for the six months ended June 30, 1997 includes an after-tax gain of $80 million (88 cents per share) from the sale of timberlands, a sawmill and a particleboard plant. Net income for the six months ended June 30, 1996 includes an after-tax expense of $45 million (50 cents per share) related to a voluntary early retirement program. Net income in 1994 and 1993 includes after-tax gains of $39 million (44 cents per share) and $7 million (8 cents per share), respectively, from asset divestitures.

(2) EBITDA represents income before extraordinary item and accounting change, income taxes, other income or expense, interest, depreciation and cost of timber
harvested, and amortization.   EBITDA margin is EBITDA divided by net sales.



QUESTIONS AND ANSWERS:


Q. Why did Georgia-Pacific decide to distribute a letter stock as opposed to spinning off the timber assets?

A. While both alternatives would separate the cash flows of the two businesses and allow for separate market valuations of each group, a spin-off of a separate company owning the timberlands could create significant tax, credit and control issues. By issuing a letter stock the company will retain the advantages of doing business as a single company because each group will benefit from cost savings and synergy with the other compared to costs associated with separate operation. These advantages include lowering overall borrowing costs by maintaining the credit rating of the combined company, retaining tax consolidation benefits, and retaining ownership of its timberlands.


Q. How will the debt allocation between the two stocks affect the company's share repurchase authorization?

A. The target debt level of $5.5 billion does not change for the entire company, and neither the timber group nor the Georgia-Pacific group can repurchase its shares while total company debt exceeds that limit. In addition, the Georgia-Pacific group cannot repurchase shares when its debt exceeds $4.5 billion, and the timber group cannot repurchase shares when its debt exceeds $1 billion.

Q. How does the company intend to ensure that cash flows from one group will not be reinvested in the other group?

A. The board has adopted a policy that earnings and cash flow generated from the business of the Georgia-Pacific group or the timber group will be used only for reinvestment in the business of the group generating such earnings and related cash flow, for temporary repayment of its debt or for payment of dividends or the repurchase of shares of common stock related to that group. Funds of one group will not be loaned to or otherwise invested in the business of the other group. However, holders of both classes of common stock will remain common shareholders of the company and be subject to all of the risks associated with an investment in Georgia-Pacific Corp. and all of its businesses, assets and liabilities.

Q.   What factors prompted Georgia-Pacific to pursue a letter stock transaction?
A. As part of its ongoing effort to increase the value of shareholders' investment in the company, management looked across Georgia-Pacific's portfolio of businesses for hidden value and ways to unlock that value. Management recognized that, in general, securities of companies like Georgia-Pacific with highly cyclical earnings tend to be valued at lower multiples of earnings and cash flow by the securities markets than companies that have more stable and predictable earnings.
Management also recognized that "pure play" timber companies generally have less cyclical earnings and higher multiples than companies like Georgia-Pacific. Separating the timber business and the manufacturing business is a further extension of the EVA measurement adopted by the company in 1995, as it will allow the equity markets to separately value the operating returns of each group.

Q. Are there other businesses within Georgia-Pacific that management would consider for a letter stock transaction?

A. Not at the present time. However, management continually evaluates all options that have potential to create additional value for its shareholders.

Q. On what basis were total debt and dividends allocated between the timber and Georgia-Pacific groups?

A. Given the more stable nature of the timber business' cash flows, it was determined the initial load of fixed charges (interest and dividends) allocated to the timber group should be greater relative to the initial valuation of the separate businesses. Fixed charges were allocated to the Georgia-Pacific group at a level that will allow servicing of the debt in the trough of the business cycle while leaving sufficient free cash for dividends and maintenance capital spending.
Currently, the company's overall debt target will remain at $5.5 billion and the timber group has been allocated $1 billion of the existing debt. The debt of each group will bear interest at a rate equal to the weighted average interest rate of all of the company's debt. The timber group common stock and Georgia-Pacific group common stock each will pay a $1 per share annual dividend, equal to the current dividend paid by Georgia-Pacific Corp.

Q.   What voting rights do I have as an owner of timber group common stock?
A. Each share of Georgia-Pacific group common stock will have one vote per share on all matters presented to shareholders. The voting right for each share of timber group common stock will be calculated before each meeting of shareholders so that the total votes of all timber group shares will reflect their proportionate share of the combined market value of both classes of stock. For example, if Georgia-Pacific group common stock is trading at an average of $100 per share and timber group common stock is trading at an average of $25 per share, each share of timber group common stock would have 0.25 votes. For the foreseeable future, it is anticipated that a share of timber group will have a fractional vote per share on all matters presented to shareholders.

Q.   Will you separately report the financial results of The Timber Company?
A. Yes. Because Georgia-Pacific Corp. as a legal entity is unchanged, the company will continue to issue consolidated financial statements. In addition, Georgia-Pacific Corp. will report separately the financial results of The Timber Company and the results of Georgia-Pacific group.

Q.   Will The Timber Company have a separate board of directors?
A. No. The timber group is not a separate corporation and the legal structure of
Georgia-Pacific Corp. is not changing. Management of the timber group will report to Georgia-Pacific Corp.'s chairman and chief executive officer.

Q. How will a single board of directors resolve issues in which the interests of the holders of timber group stock and Georgia-Pacific group stock may conflict?
A. The board will have the same fiduciary duties to holders of Georgia-Pacific group stock and timber group stock that it currently has to holders of the existing common stock. That duty is to act in its good faith business judgment of the best interests of the company as a whole.

Q. Does Georgia-Pacific have the ability to convert one class of common stock into the other class of common stock?
A. Yes. The board may convert each outstanding share of the common stock relating to one group into a number of shares of the common stock relating to the other group. Except in the case of a sale of all or substantially all of the assets of a group, the premium paid on the converted stock would be 15 percent of the market value ratio of the converted stock to the market value ratio of the other class of common stock.

Q. What would the shareholders of the timber group stock receive if all or substantially all the properties and assets of the timber group were sold?

A. The shareholders would receive either: (1) a distribution equal to the fair value of the net proceeds of the sale, either by special dividend or by redemption of shares, or (2) a number of shares of Georgia-Pacific group common stock having a value equal to 110 percent of the ratio of the average market value for one share of timber group stock to the average market value of one share of Georgia-Pacific group stock.

Q.   How will expenses for shared services be allocated between the groups?
A. A portion of the company's shared general and administrative expenses will be allocated to the Georgia-Pacific group and the timber group based upon use of the services by each group. Where determinations based on use alone are impracticable, other methods and criteria will be used that management believes are equitable and provide a reasonable estimate of the cost attributable to the timber group.

Q. Will the Georgia-Pacific group have an inter-group interest in the timber group and what does it intend to do with this stake going forward?

A. No. The timber group stock to be distributed to shareholders will represent a 100 percent interest in The Timber Company.

Q.   Will I be receiving new share certificates?
A. Each holder of Georgia-Pacific's existing common stock will receive a new certificate representing one share of the timber group stock for each share of Georgia-Pacific common stock held. Existing certificates of Georgia-Pacific common stock will automatically be redesignated and converted into a certificate representing an equal number of Georgia-Pacific group stock. As these certificates are transferred, new certificates that specifically state they represent Georgia-Pacific group stock will be issued.

Q. How does this letter stock distribution differ from placing the timberlands in a limited partnership or REIT?
A. A limited partnership or REIT structure generally is used to raise capital, and its securities are more like a debt instrument offering the holders of the partnership or trust unit a relatively fixed return. A letter stock security is intended to trade like other equity securities based on its overall return to shareholders.

Q.   What is a letter stock?
A. Letter stock is a separate class of a company's common stock designed to provide a return to investors based upon the financial performance of a distinct business unit of the company, sometimes referred to as the targeted business. The ownership of the targeted business does not change, and while each of the classes of stock trade separately all shareholders are common shareholders of the company.

Q.   Are letter stocks commonly issued?
A. In the past decade, Circuit City issued CarMax stock; Pittston created Minerals and later created Burlington and Brinks stocks; US West created Communications group and Media group stocks; TCI created Liberty Media group and TCI group stocks; CMS Energy created Consumer Gas group and Energy group stocks; USX created Delhi, Marathon Oil and U.S. Steel stocks. In 1985, General Motors created the first letter stock with EDS as the targeted business, and subsequently created a letter stock for Hughes Electronics.



                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  September 17, 1997


                                  GEORGIA-PACIFIC CORPORATION



                                  By /s/ James F. Kelley
                                    James F. Kelley
                                    Senior Vice President - Law and
                                    General Counsel